Index to Exhibits

1.            Underwriting Agreement

None

2.            Charter and Bylaws

See Exhibits D and E to Offering Circular

3.            Instruments defining the rights of Security holders

None

4.            Subscription Agreement

See Exhibit F to Offering Circular

5.            Voting Trust Agreement

None

6.            Material Contracts

None

7.            Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession

None

8.            Escrow Agreements

None

9.            Letter re: change in certifying accountant

None

10.        Power of Attorney

None

11.        Consents

Attached is the Consent of S. F. Fiser and Company

12.        Opinion re Legality

Attached is the Opinion of Hilburn, Calhoon, Harper, Pruniski & Calhoun, Ltd.

13.        Testing the waters materials

None

14.        Appointment of Agent for Service of Process

None

15.        Additional Exhibits

None